Exhibit 4.1

Subscription Agreement

Flat Rock Capital Corp.

SUBSCRIPTION AGREEMENT & INVESTOR QUESTIONAIRE

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into between Flat Rock Capital Corp., a Maryland corporation (the “Company”), and the investor whose signature appears below (“Investor”).

1.                                      Subscription Amount and Payment.  Investor hereby subscribes to acquire, upon the terms and conditions set forth in this Agreement, the number and type of shares of common stock of the Company (the “Shares”) set forth on the signature page of this Agreement, upon payment to the Company of the subscription price for such securities.  The full purchase price of the Shares shall be set forth on the signature page of this Agreement and shall be paid in cash.

2.                                      Investor’s Representations and Agreements.  Investor represents, warrants and agrees as follows:

A.                                    Investor is the sole party in interest as to the Shares subscribed for and is acquiring the Shares for Investor’s own account, for investment only and not with a view toward the resale or distribution thereof.

B.                                    Investor must bear the economic risk of this investment for an indefinite period of time because none of the Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state or other jurisdiction. Investor has been advised that the Shares are not being registered under the Securities Act upon the basis that the transaction involving their sale is exempt from such registration requirements as a transaction by an issuer not involving any public offering in reliance on Regulation D, as promulgated by the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act.  In addition, Investor acknowledges and agrees that reliance by the Company on such exemption is predicated in part on Investor’s representations set forth in this Agreement.  Investor acknowledges that the Company makes no representations of any kind concerning its intent or ability to offer or sell any of the Shares in a public offering or otherwise.  Investor further understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, as may be required as a condition for the unregistered resale of restricted securities.

C.                                    Investor is able to bear the economic risk of losing Investor’s entire investment in the Shares, which is not disproportionate to Investor’s net worth, and that Investor has adequate means of providing for Investor’s current and future needs without regard to the investment in the Shares.  Investor further represents and warrants that Investor is an “accredited investor” as defined in Regulation D.

D.                                    Investor is familiar with the business in which the Company is engaged and, based upon Investor’s knowledge and experience in financial and business matters, Investor is familiar with investments of the sort that Investor is undertaking herein, that Investor is fully aware of the problems and risks involved in making an investment of this type, and that Investor is capable of evaluating the merits and risks of this investment.

E.                                     Investor has been advised to consult with Investor’s attorney, financial advisors and others regarding all financial, securities and tax aspects of the proposed investment, and that said advisors have reviewed this Agreement and all documents relating thereto on Investor’s behalf.

F.                                      Investor represents and covenants that (1) Investor is not (i) identified on the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) list of Specially Designated Nationals and Blocked Persons (the “SDN List”); (ii) owned or controlled by or acting on behalf of any person or entity listed on the SDN List; (iii) to the best of Investor’s knowledge, the target of any sanction, regulation, or law promulgated by OFAC or any other U.S. governmental entity (such sanctions, regulations and laws, together with any supplement or amendment thereto, the “U.S. Sanctions Laws”) such that the entry into this Agreement or the performance of any of the transactions contemplated hereby would contravene such U.S. Sanctions Laws; or (iv) to the best of Investor’s knowledge, owned or controlled by or acting on behalf of any person or entity that is the target of any U.S. Sanctions Laws such that the entry into this Agreement or the performance of any of the transactions contemplated hereby would contravene such U.S. Sanctions Laws; (2) the monies used to fund Investor’s investment in the Shares have not been and will not be derived from or related to any illegal activities, including but not limited to, money laundering activities, and the proceeds from Investor’s investment in the Shares will not be used to finance any illegal activities; and (3) the acceptance of this Agreement, together with related payments, will not breach any applicable money laundering or related rules or regulations (including, without limitation, any statutes, rules or regulations in effect under the laws of the United States pertaining to prohibitions on money laundering or anti-terrorist financing or to transacting business or dealing in property that may be blocked or may belong to Specially Designated Nationals as those terms are used by OFAC).

Investor represents that (except as otherwise disclosed to the Company in writing): (a) neither it, any  owner of beneficial interest in the Shares (“Beneficial Owner”) nor any related person (in the case of Investor that is an entity) is a Senior Foreign Political Figure, any member of a Senior Foreign Political Figure’s Immediate Family  or any Close Associate  of a Senior Foreign Political Figure; (b) neither it, any Beneficial Owner nor any related person (in the case of Investor that is an entity) is resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns;  and (c) its subscription funds do not originate from, nor will they be routed through, an account maintained at a Foreign Shell Bank, an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

G.                                    Investor has received, read and understands the contents of the Company’s Confidential Offering Memorandum, dated April 30, 2017, and any amendments or supplements thereto (the “Offering Memorandum”) and has based his, her or its investment decision solely upon the information provided in the Offering Memorandum, or has relied upon the advice of Investor’s advisors whose recommendation to invest in the Company is based solely upon the information provided in the Offering Memorandum.  The Investor represents and warrants that Investor has not based his, her or its investment decision (in whole or in part) on any information, whether written or oral, not contained in the Offering Memorandum.

H.                                   Investor and Investor’s advisors have had an opportunity to ask questions of and to receive answers from the officers of the Company and to obtain additional information in writing to the extent that the Company possesses such information or could acquire it without unreasonable effort or expense:  (i) relative to the Company and the offering of the Shares and (ii) necessary to verify the accuracy of any information, documents, books and records furnished.  All such materials and information requested by Investor and Investor’s advisors (including information requested to verify information previously furnished) have been made available and examined by Investor or Investor’s advisors.

I.                                        The signature on this Agreement is genuine, and the persons signing this Agreement and the Investor Questionnaire below, such as Registered Investment Advisers (“RIA”), on the subscriber’s behalf are duly authorized to sign this Agreement. Further, a RIA who signs this Agreement represents and warrants that it has discretionary authority to purchase the Shares on behalf of Investor.

J.                                        Investor agrees not to pledge, transfer convey or otherwise dispose of any of the Shares, or any interest therein, except in accordance with the terms of the following legend and the terms of this Agreement:

The securities represented hereby (collectively the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the provisions of any state securities laws, but have been acquired by the registered holder hereof for purposes of investment and in reliance on statutory exemptions under the Securities Act, and under all applicable state securities laws.  The Securities may not be sold, pledged, transferred or assigned except pursuant to an effective registration statement under the Securities Act and under applicable state securities laws, or in a transaction which is exempt from registration under the provisions of the Securities Act and under provisions of applicable state securities laws; and in the case of an exemption, only if the Company has received an opinion of counsel that such transaction does not require registration of the Securities, which opinion and which counsel shall be satisfactory to the Company in its sole discretion.

Investor is aware that the Company will make a notation in its records, and notify its transfer agent, if any, with respect to the restrictions on the transferability of the Shares.

3.                                      Representation as to Accredited Investor Status. The Investor hereby represents, warrants and agrees that one or more of the following categories of “accredited investor” (as defined in Rule 501 (a) of the Securities and Exchange Commission) correctly and in all respects describes the Investor, and the Investor has indicated in the appropriate place on the signature page hereto which provision(s) of this Section 3 so describe(s) it or him:

A.                                    A natural person whose net worth, 1 (either individually or jointly with such person’s spouse) as of the date hereof exceeds $1,000,000.

B.                                    A natural person who had an individual income in excess of $200,000 or joint income with such person’s spouse in excess of $300,000 in each of the last two calendar years and who reasonably expects to reach the same income level in the current calendar year.

C.                                    A corporation, Massachusetts or similar business trust, partnership, limited liability company, or organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring Units in the Company, with total assets in excess of $5,000,000.

D.                                    A bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), whether acting in regard to this investment in its individual or a fiduciary capacity.

E.                                     A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

F.                                      An insurance company (as defined in Section 2(a)(13) of the Securities Act).

G.                                    An investment company registered under the Investment Company Act.

H.                                   A business development company (as defined in Section 2(a)(48) of the Investment Company Act).

I.                                        A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of1958.

J.                                        A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5,000,000.

K.                                    An employee benefit plan (an “ERISA Plan”) within the meaning of Title I of ERISA whose decision to purchase the Units was made by a plan fiduciary (as defined in Section 3(21) of ERISA) that is either a bank, savings and loan association, insurance company or registered investment adviser.

L.                                     An ERISA Plan with total assets in excess of $5,000,000.

M.                                 A private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940).

N.                                    A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Units in the Company, whose purchase of such Units is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

O.                                    An entity in which all of the equity owners fit into at least one of the categories listed under subsections (a) through (n) above.

3.                                      Indemnification.  Investor shall indemnify and hold harmless the Company, any affiliated corporation or entity, the partners, officers, directors and employees of any of the foregoing and any professional advisors thereto, from and against any and all loss, damage, liability or expense, including costs and reasonable attorney’s fees, to which they may become subject or which they may incur by reason of or in connection with any misrepresentation made by Investor in this Agreement, in the Investor questionnaire supplied by Investor in connection with this subscription, or otherwise, any breach of any of Investor’s representations or warranties, or any failure by Investor to fulfill any of its covenants or agreements under this Agreement.

4.                                      Release by Investor.  Investor hereby forever releases, dismisses, and discharges the Company and its affiliates, officers, directors, employees, shareholders, successors, assigns, and transferees (collectively, the “Released Persons”), from any and all now or hereafter existing actions, causes of action, suits, damages, debts, claims, counterclaims, obligations and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected (collectively, the “Released Claims”), that Investor may have against any of the Released Persons, including, without limitation, any and all Released Claims which in whole or in part is based upon or arises out of the purchase and sale of the Shares pursuant to this Agreement.

5.                                      Miscellaneous.

A.                                    This Agreement:  (1) shall be governed by and construed in accordance with the substantive, but not the conflicts, laws of the State of New York; (2) shall be binding upon the parties only when it has been accepted and agreed to by the Company; and (3) may be rejected, in whole or in part, in the sole and absolute discretion of the Company.

B.                                    The provisions of this Agreement may not be modified or waived except in writing.

C.                                    This Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and permitted assigns of the parties hereto. Investor may not assign any of Investor’s rights or interests in and under this Agreement without the prior written consent of the Company, and any attempted assignment without such consent shall be void and without effect.

D.                                    This Agreement may be executed in two or more counterparts, each of which shall constitute an original.  The Company shall retain one counterpart, and one counterpart shall be returned to Investor upon acceptance by the Company.

INVESTOR QUESTIONAIRE

LEGAL FORM OF OWNERSHIP

1.                         Please select ONE form of ownership:

☐ Individual Ownership

☐ Community Property

☐ Joint Tenants with Right of Survivorship

☐ Tenants in Common

☐ Individual Retirement Account (select one): ☐ Traditional ☐ Rollover ☐ Roth ☐ SEP ☐ SIMPLE

☐ Legal Entity (select one): ☐ C Corporation ☐ S Corporation ☐ Limited Partnership ☐ LLC

☐ Trust (select one): ☐ Revocable ☐ Irrevocable

☐ Employee Benefit Plan (select one): ☐ Profit Sharing ☐ 40lk

☐ Custodial Account

☐ Foreign Entity

☐ UGMA/UTMA

☐ Other (explain):

2.                         Custodial arrangement (if applicable)

Address:

City, State, Zip Code:

Daytime Phone Number:

Custodian tax ID #:

Custodian account #:

Custodian authorization:

(Print Name)

(Signature)

3.                         TOD Transfer on Death Beneficiary Information:

For “Individual” and “Joint Accounts” only:

First Name:                                                                MI:       Last Name:

Social Security #:                                                               Primary        %

First Name:                                                               MI:           Last Name:

Social Security #:                                                                 Primary             %

4.                         If the investment will be in the name of a corporation, LLC, partnership, trust or estate, complete the following:

Type of Entity:

Date of formation:

IRS Taxpayer Identification No.:

5.                         For an LLC, please attach copies of (a) articles of incorporation and (b) bylaws.

Attached:  Yes ☐

6.                         For a corporation, please attach copies of (a) articles of incorporation, (b) bylaws and (c) resolution authorizing the purchase of Shares.

Attached:  Yes ☐

7.                         For a partnership, please attach a copy of the applicable partnership agreement.

Attached:  Yes ☐

8.                         For a trust, attach a copy of the instrument creating the trust.

Attached:  Yes ☐

The undersigned represents that he, she or it has read and understands this Agreement.

Investor Name:

The Investor’s total subscription amount for Shares acquired is:   $

(Minimum initial investment $20,000)

☐  Additional Investment (applies only to current investors in the Company)

(Additional purchase(s) must be in increments of $1,000)

SIGNATURES OF ACCEPTANCE

IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement as of             , 2017.

SIGNATURE FOR INDIVIDUAL INVESTOR*	SIGNATURE FOR ENTITY INVESTOR

(Print Name)	(Print Name of Entity Investor)

(Signature)	(Signature)

(Print Name of Joint Investor/Spouse)	(Print Name of Person Signing)

(Signature of Joint Investor/Spouse)	(Title)

* RIA SIGNATURE (RIA hereby warrants that it is an investment adviser duly and property registered under the Investment Advisers Act of 1940 and/or under applicable state law.)

(Print Registered Investment Adviser Name)

(Signature of Registered Investment Adviser)

OFFERING MEMORANDUM NUMBER: the number of the Offering Memorandum that this Subscription Agreement accompanied is #           .  (Affix the number of the Offering Memorandum that appears on the cover page.)

Accepted and Agreed to:

Flat Rock Capital Corp,
a Maryland corporation

By:

Date: